Exhibit 99.1

ATG Announces First-Quarter 2005 Financial Results; Company Grows Revenues 31% Year Over Year and 7% Sequentially; Achieves GAAP Profitability

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 28, 2005--ATG (Art Technology Group, Inc., NASDAQ: ARTG) today announced its financial results for the first quarter ended March 31, 2005. Total revenues for the first quarter of 2005 were $22.0 million, a 31 percent increase from $16.8 million in the first quarter of 2004 and a 7 percent increase from $20.6 million in the fourth quarter of 2004. ATG's financial results for the first quarter of 2005 reflect a full quarter of contribution from Primus Knowledge Solutions, Inc. (Primus).
    The company reported first-quarter 2005 net income of $1.4 million, or $0.01 per diluted share, in accordance with accounting principles generally accepted in the United States (GAAP). During the first quarter of 2005, ATG incurred $204,000 in net restructuring charges for employee severance in international geographies related to the integration of Primus. The first-quarter results compare with a net loss of $1.8 million, or $(0.02) per diluted share, in the year-ago quarter and a net loss of $3.6 million, or $(0.04) per diluted share, for the fourth quarter of 2004.
    Excluding amortization of intangibles and net restructuring charges in the first quarter of 2005, ATG reported net income (non-GAAP) of $2.2 million, or $0.02 per diluted share. This compares with non-GAAP net income of $1.0 million, or $0.01 per diluted share, in the fourth quarter of 2004. The first quarter of 2005 marked the third consecutive quarter of non-GAAP profitability for ATG.

-0-
*T
FIRST-QUARTER FINANCIALS
(In millions, except per share data and percentages)

                                           Three Months Ended
                                   -----------------------------------
                                    March 31,   December 31, March 31,
                                       2005        2004        2004
                                   -----------------------------------
Total revenues                          $22.0        $20.6      $16.8
License revenue                           7.4          7.6        6.4
Percent of total revenues                  34%          37%        38%
Services revenue                         14.6         13.0       10.4
Percent of total revenues                  66%          63%        62%
Net income/(loss) (GAAP)                  1.4         (3.6)      (1.8)
                                   =========== ============ ==========
Net income/(loss) per diluted share
 (GAAP)                                 $0.01       $(0.04)    $(0.02)
                                   =========== ============ ==========
  Amortization of intangible assets       0.6          1.0         --
  Net restructuring expense               0.2          3.6         --
Net income/(loss) (non-GAAP)(a)           2.2          1.0         --
                                   =========== ============ ==========
Net income/(loss) per share (non-
 GAAP)(a)                               $0.02        $0.01     $(0.02)
                                   =========== ============ ==========
Basic weighted average shares
 outstanding                          108,685       96,548     73,053
Diluted weighted average shares
 outstanding                          110,866       97,716     73,053
Cash, cash equivalents and
 marketable securities                  $27.4        $30.5      $35.2
----------------------------------------------------------------------

(a) For further details surrounding non-GAAP financial information, please refer to the Financial Presentation section
*T

    "The first quarter of 2005 marked the first full quarter that ATG and Primus operated as one company, and we are pleased with both our revenue and operating profit performance," said Bob Burke, ATG's president and chief executive officer. "We completed our integration of Primus' operations and realized significant benefits from the synergies that were created by the acquisition. From an expense perspective, we improved our gross margin to 73% by more effectively managing our cost of services."

    RECENT HIGHLIGHTS

    -- Generated business from new and repeat customers including AT&T Business Services, Cablevision, Casual Male, CPPIH (UK Dept. of Health), DirecTV, The Finish Line, Fujitsu, Hyatt, La Petite Academy, Louis Vuitton, Sony Entertainment, Viking Range, Sephora, Telecom Italia, TKK Insurance and USDA.

    -- Launched ATG Adaptive Customer Assistance 2005, an advanced Web self-service solution that combines ATG's transaction and personalization technology with award-winning search technology from Primus, which ATG acquired in November 2004. This product release represents the first results of the ATG/Primus technology integration plan. ATG Adaptive Customer Assistance (ACA) allows Web visitors to ask questions and receive answers that include not only text, but also personal transaction information (such as account balances) and links to other relevant documents.

    -- Announced ATG On-Demand, a suite of application hosting services that provide ATG customers with unprecedented flexibility, convenience and performance. ATG On-Demand delivers ATG's award-winning e-marketing, e-commerce and e-service solutions via application hosting and managed services, enabling customers to reap the benefits of an application service provider (ASP) model without traditional limitations on customization, integration and security.

    -- Enhanced its service resolution capabilities with the addition of ATG Forum, a support application designed to create and manage online communities. With ATG Forum, companies empower their customers to share answers, insights and ideas; and in turn they are able to gain valuable insight regarding the interests, needs and behaviors of their customers for use in future marketing and service campaigns.

    -- Won awards and recognition for ATG KnowledgeCenter, including Customer Inter@ction Solutions Magazine's 2004 Product of the Year and the WSA Industry Achievement Award for 2005 Business Product of the Year.

    -- Attained the highest rating possible from Gartner, besting all other vendors, for the company's e-mail response management system product, ATG Communications Center.

    -- Named as "a leader" in Web Self-Service for the CRM Magazine Service Leader Awards 2005.

    -- Met existing ATG customers and those coming from Primus, at the company's annual conference, Insight Live. Customers attending to speak, exchange information or learn about new products included Allstate Insurance, American Eagle Outfitters, Best Buy, Cingular Wireless, Conseco, Dreyfus, Elsevier, EMC, Friends Provident, HSBC, Hyatt Hotels, InterContinental Hotels Group, Merrill Lynch, Procter & Gamble, Symantec, Target, Verisign and Warner Music.

    FINANCIAL GUIDANCE AND BUSINESS OUTLOOK

    ATG is reaffirming the financial guidance it originally provided in late December 2004 for the full year 2005. The company expects to grow revenue by 30 percent to 45 percent over 2004 to a range of $90 million to $100 million. The total of cost of revenues and operating expenses, excluding the amortization of intangible assets and restructuring charges, is expected to be in the range of $85 million to $86 million for the year ending December 31, 2005. The company continues to anticipate that it will be profitable and cash flow positive for the full year 2005.
    Since the close of the first quarter, the company has relocated its San Francisco office and reduced the amount of space that it now occupies in San Francisco. As a result of this action and other minor facilities changes, the company anticipates that it will incur a restructuring charge in the second quarter of 2005 in the range of $1.5 to $2.0 million. Of this amount, approximately $1.2 million will be non-cash related. The relocation will result in an aggregate net cash savings of approximately $400,000 through 2007, and, beginning in the third quarter of 2005, reduce the company's annual operating expenses by approximately $700,000 to $800,000.
    "With the integration of Primus complete, our attention is now focused on sales and marketing, and the continued expansion of our product set," said Burke. "In the months ahead, we will build upon our commerce, marketing and service offerings with additional product rollouts and enhancements. We also will aggressively pursue up-selling and cross-selling opportunities with organizations in our customer base while cultivating relationships with new customers."

    CONFERENCE CALL REMINDER

    ATG management will discuss the company's first-quarter financial results, recent highlights and business outlook for 2005 on its quarterly conference call for investors at 5:30 p.m. ET today, April 28, 2005. The conference call will be broadcast live over the Internet. Investors interested in listening to the Webcast should log onto the "Investors" section of the ATG Website, www.atg.com.

    FINANCIAL PRESENTATION

    ATG is providing non-GAAP financial measures as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. Net income/(loss) (non-GAAP) and net income/(loss) per share (non-GAAP), as we present them in the financial data included in this press release, exclude the net effects of restructuring actions and the amortization of intangible assets. The net restructuring charge in the first quarter relates to integration actions taken by ATG in international geographies that were not finalized until the first quarter. Management believes that these non-GAAP financial measures better reflect its operating performance as these non-GAAP figures exclude the effects of non-cash or non-recurring charges. Further, management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods. The company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

    ABOUT ATG

    ATG (Art Technology Group, Inc.)(NASDAQ:ARTG) delivers innovative software to help high-end consumer-facing companies create a richer, more adaptive interactive experience for their customers and partners online, via email and messaging, and through contact centers. ATG has delivered category-leading commerce, marketing and customer service solutions to hundreds of the world's best-known brands including A&E Networks, Airbus, American Airlines, American Eagle Outfitters, AT&T Wireless, Best Buy, Boeing, France Telecom, Friends Provident, GE, Hewlett-Packard, HSBC, InterContinental Hotels Group, Kingfisher, Merrill Lynch, Neiman Marcus, Philips, Procter & Gamble, SBC, Target, T-Mobile, US Army, US Federal Aviation Administration, Warner Music, Washington Mutual, Wells Fargo and Yahoo!. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, and Asia. For more information about ATG, please visit www.atg.com.

    (C) 2005 Art Technology Group, Inc., ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    The statements in the section labeled "Financial Guidance and Business Outlook" include forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include that ATG may not be successful in integrating Primus' products with its own; that depreciation, amortization and potential impairment charges associated with the acquisition could adversely affect the combined company's results of operations; the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the risk of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission (SEC), including the company's most recent annual report on Form 10-K filed with the SEC for the period ended December 31, 2004. These filings are available free of charge on a Web site maintained by the SEC at http://www.sec.gov.

                   Art Technology Group, Inc.
         Condensed Consolidated Statements of Operations
         (In thouands of dollars, except per share data)
                           (Unaudited)

                                           Three Months Ended
                                         March 31,     March 31,
                                            2005          2004
Revenues:
   Product license                      $    7,383    $    6,364
   Services                                 14,611        10,446
                                      -------------  ------------
      Total Revenues                        21,994        16,810

Cost of Revenues:
   Product license                             593           399
   Services                                  5,411         4,785
                                      -------------  ------------
      Total Cost of Revenues                 6,004         5,184

Gross Profit                                15,990        11,626
   Gross profit %                               73%           69%

Operating Expenses:
    Research & development                   4,589         4,130
    Sales & marketing                        6,799         7,341
    General & administrative                 2,988         1,930
    Restructuring expense                      204             -
                                      -------------  ------------
       Total Operating Expenses             14,580        13,401

Profit (Loss) from Operations                1,410        (1,775)

Interest and Other Income, net                  11           (47)
                                      -------------  ------------
Income (Loss) before provision for
   (benefit from) income taxes               1,421        (1,822)
Provision for (benefit from) income
 taxes                                          13           (35)
                                      -------------  ------------
      Net Income (loss)                 $    1,408    $   (1,787)
                                      =============  ============

Basic net income/(loss) per common
 share                                  $     0.01    $    (0.02)

Diluted net income/(loss) per common
 share                                  $     0.01    $    (0.02)

Weighted average common
  shares outstanding - Basic               108,685        73,053
                                      -------------  ------------
Weighted average common
  shares outstanding - Diluted             110,866        73,053
                                      -------------  ------------


                      Art Technology Group, Inc.
                Condensed Consolidated Balance Sheets
                      (In thousands of dollars)
                             (Unaudited)

                                                Three Months Ended
                                              March 31,   December 31,
                                                    2005         2004
                   Assets
Current assets:
Cash, cash equivalents and marketable
   securities                                  $  27,350    $  26,507

Accounts receivable, net                          20,734       24,430
Prepaid expenses and other current assets          2,554        1,694
                                             ------------ ------------
    Total current assets                          50,638       52,631

Property and equipment, net                        2,705        3,120
Long-term marketable securities                        -        4,001
Intangible assets                                  6,598        7,177
Other assets                                       2,970        3,416
 Goodwill                                         27,458       27,458
                                             ------------ ------------
     Total assets                              $  90,369    $  97,803
                                             ============ ============

    Liabilities and Stockholders' Equity
  Current liabilities:
  Accounts Payable                                 1,989        5,186
  Accrued Expenses                                11,891       13,156
  Deferred revenue                                22,344       25,355
  Accrued restructuring short-term                 5,398        6,095
  Other current liabilities                          327          651
                                             ------------ ------------
     Total current liabilities                    41,949       50,443

Accrued restructuring long-term                    3,903        5,063
Long-term lease payable                               99          112
                                             ------------ ------------
     Total long-term liabilities                   4,002        5,175

     Stockholders' equity                         44,418       42,185
                                             ------------ ------------
     Total liabilities and stockholders'
      equity                                   $  90,369    $  97,803
                                             ============ ============


    CONTACT: ATG
             Bob Burke, 617-386-1000
             CEO@atg.com
             or
             Sharon Merrill for ATG
             Jason Fredette, 617-542-5300
             jfredette@investorrelations.com